Exhibit 1.1

The Companies Law, 5759-1999

Limited Share Company

Amended and Restated

Articles of Association

of

Nayax Ltd.

Effective:

1.	Definitions

In these Articles of Association, each of the following terms will have the meaning listed next to it, unless the wording of the text requires otherwise:

“Shareholder”	–	Anyone who is a shareholder on the date of record as set forth in Section 182 of the Companies Law, if there is a date of record for that matter.

“Registered Shareholder”	–	A Shareholder who is registered in the Company’s Register of Shareholders.

“Unregistered Shareholder”	–	A Shareholder as this term is defined in Section 177(1) of the Companies Law.

The “Company”	–	Nayax Ltd.

“Administrative Enforcement Proceeding”	–	A proceeding pursuant to Chapters H.3 (Imposition of a Monetary Sanction by the Israel Securities Authority), H.4 (Imposition of Administrative Means of Enforcement by the Administrative Enforcement Committee), or I.1 (Arrangement for Refraining from Initiating Proceedings or for Terminating Proceedings, Which is Contingent on Terms) of the Securities Law; a proceeding pursuant to Article D of Chapter 4 of Part IX of the Companies Law; a proceeding pursuant to the Increased Enforcement in the Capital Market Law (Legislative Amendments), 5771-2011; a proceeding pursuant to Chapters J, J.1 and J.2 of the Regulation of the Investment Counseling, Investment Management and Investment Portfolio Management Professions Law, 5755-1995; a proceeding pursuant to Chapter I.1 of the Supervision of Financial Services Law (Insurance), 5741-1981; a proceeding pursuant to Chapter H of the Supervision of Financial Services Law (Provident Funds), 5765-2005; a proceeding pursuant to ChapterG.1 of the Antitrust Law, 5748-1988; a proceeding pursuant to the Increased Enforcement of Labor Laws Law, 5772-2012; and, subject to any law, any proceeding similar to the foregoing; irrespective of its name, whether according to an existing law or one that will be enacted in the future; all as they will be amended from time to time.

“Law”	–	Any law that applies in the State of Israel or elsewhere and that will be in effect, from time to time, or any other applicable law.

The “Companies Law”	–	The Companies Law, 5759-1999, as it will be amended from time to time, and all of the regulations that have been or will be enacted thereunder, as they will be enacted from time to time.

The “Securities Law”	–	The Securities Law, 5728-1968, as it will be amended from time to time, and all of the regulations that have been or will be enacted thereunder, as they will be enacted from time to time.

The “Register of Shareholders” or the “Register”	–	The Company’s Register of Shareholders, which is to be kept pursuant to the Companies Law.

“Party Injured by a Violation”	–	As set forth in Section 52BB(A)(1)(a) of the Securities Law.

“Simple Majority”	–	A simple majority of all of the votes of the Shareholders present at the General Meeting or at a class meeting, as relevant, who are entitled to vote and have voted at the meeting, without taking the votes of the abstaining voters into account.

2.	Interpretation

2.1	Any term in these Articles of Association that has not been defined above will have the meaning attributed to it in the Companies Law; and if the term is not defined in the Companies Law, it will have the meaning attributed to it in the Securities Law – all unless the wording of the text and/or its context require a different interpretation.

2.2	Anything stated in these Articles of Association in the singular will also imply the plural, and vice versa; anything stated in the masculine will also imply the feminine and vice versa; references to persons will also be attributed to corporations – all unless the wording of the text requires a different interpretation.

2.3	The section headings in these Articles of Association are for purposes of convenience only and will not be used as a tool in the construal or interpretation of these Articles of Association.

2.4	Wherever it is determined, in these Articles of Association, that the provisions hereof will apply subject to the provisions of the Companies Law and/or the Securities Law and/or subject to the provisions of any Law, the reference is to the provisions of those laws upon which no conditions can be imposed, unless the context of the matter requires otherwise.

2.5	In the event of a contradiction between the provisions of a Law, upon which no conditions can be imposed, and any of the provisions of these Articles of Association – the provisions of the Law will control in that matter, and this will not derogate from the validity of the remaining provisions of these Articles of Association.

2.6	This English version of these Articles of Association shall be the governing version and any translations to Hebrew or otherwise shall be for convenience purposes only.

3.	Name of the Company

The name of the Company is Nayax Ltd.

4.	Purpose of the Company

The purpose of the Company is to deal in any legal business.

5.	Limitation of Liability

The liability of each of the Shareholders is limited to the payment of the entire amount that he is required to pay for the shares in the Company that were allocated to him.

6.	Registered Share Capital

The registered share capital of the Company is ILS 70,000 (seventy thousand New Israeli Shekels), divided into 70,000,000 (seventy million) ordinary shares, par value of ILS 0.001 each (hereinafter: the “Ordinary Shares”).

7.	Donations

The Company is entitled to donate, from time to time, reasonable amounts to worthy causes, even if the donations are not within the framework of the Company’s business considerations.

8.	Modification of the Articles of Association

The Company is entitled to modify these Articles of Association by means of a resolution adopted at the Company’s General Meeting, by a Simple Majority of the Shareholders.

Capital of the Company

9.	Ordinary Shares

9.1	All of the Company’s Ordinary Shares will have equal rights, and each Ordinary Share will grant its holder the following rights:

9.1.1	The right to participate in all of the Company’s General Meetings of Shareholders and to vote therein, on any matter raised at the meeting, whereby each Ordinary Share grants its holder one vote when voting on such a matter.

9.1.2	The right to receive dividends and bonus shares, if any are distributed, pursuant to the provisions of these Articles of Association and the provisions of the Companies Law; and

9.1.3	The right to participate, upon the liquidation of the Company, in the distribution of the Company’s surplus assets, on a pro rata basis according to the par value of each share, without taking into account any premium paid thereon, all subject to the provisions of these Articles of Association.

10.	Capital of the Company, Increase and Cancellation of Registered Capital

10.1	The General Meeting is entitled, from time to time, in a resolution to be adopted at the General Meeting, by a Simple Majority:

10.1.1	To increase the Company’s registered share capital.

10.1.2	To cancel registered share capital that has not yet been allocated, provided that there is no undertaking by the Company, including a conditional undertaking, to allocate the shares.

10.1.3	To consolidate its shares, in whole or in part, and to split them into shares with a par value greater than the par value of its existing shares.

10.1.4	To split its shares, in whole or in part, into shares with a par value less than the par value of its existing shares; and

10.1.5	To reduce the Company’s share capital and a fund reserved for the redemption of capital.

For the purpose of executing any resolution as set forth above, the board of directors is entitled to resolve, at its discretion, any difficulty that will arise in connection therewith.

10.2	Unless determined otherwise in the resolution approving the change in the share capital, new shares will be subject to the provisions of these Articles of Association with respect to payment of calls for payment, forfeiture, transfer, conveyance and the like, which apply to the existing shares in the Company’s capital.

10.3	Without derogating from the generality of the powers of the Company’s board of directors as set forth above, if, as a result of the consolidation or splitting of shares, as set forth above, fractions of shares remain in the possession of Shareholders, the Company’s board of directors will be entitled, at its exclusive discretion, to act, inter alia, as follows:

10.3.1	To determine that fractions of shares that will not entitle their holder to an entire share will be sold by the Company and the consideration from the sale will be paid to the entitled parties, at the terms and in the manner to be determined.

10.3.2	To determine the way in which the amounts that are to be paid for the shares that were allocated as set forth in Article 10.3.1 above will be paid, including the way in which it is possible to pay the amounts on account of bonus shares.

10.3.3	To allocate to each Shareholder who, through consolidation and/or splitting, was left with a fraction of a share, shares of the class of shares that existed in the Company’s capital prior to the consolidation and/or splitting, in such a number that the consolidation of those shares with the fraction will create one entire consolidated share, and the allocation as stated will be deemed valid shortly before the consolidation or the splitting, as relevant.

10.3.4	To determine that the holders of fractions of shares will not be entitled to receive an entire share for a fraction of a share.

10.3.5	To determine that the holders of fractions of shares will not be entitled to receive an entire share for a fraction of an entire share at or less than a certain par value, and will be entitled to receive an entire share for a fraction of an entire share whose par value is greater than the referenced par value.

11.	Issuance of Shares and Other Securities

11.1	The Company’s board of directors is entitled to issue shares and other securities, including securities that are convertible and/or exercisable into shares, up to the limit of the Company’s registered share capital. In this regard, securities that are convertible or exercisable into shares will be deemed to have been converted or exercised, as relevant, on the date of their issuance.

11.2	Without derogating from the generality of the foregoing, the board of directors will be entitled to issue the shares and the other securities, as stated above, to grant rights of option for their acquisition, including options, or to convert them in another manner, all to the persons to be determined by it and on the dates, at the prices and at the terms to be determined by it, and, in addition, to determine any other provision related thereto, including provisions with respect to the ways of division of the shares and securities to be issued by the Company among their purchasers, including in cases of oversubscription, all at the discretion of the board of directors.

11.3	Without derogating from the generality of the foregoing, and subject to the provisions of the Companies Law and these Articles of Association, the board of directors is entitled to determine that the consideration for the shares will be paid in cash or in kind, including in securities or in any other way, at its discretion, or that the shares will be allocated as bonus shares, or that the shares will be allocated at a consideration equal to their par value, or less than or greater than their par value, whether in units or in series, all at the terms and on the dates to be determined by the board of directors, at its discretion.

11.4	The board of directors is entitled to resolve to pay a commission, including underwriting fees, to any person, in consideration of underwriting, marketing or distribution services with respect to the Company’s securities, whether conditionally or unconditionally, at the terms to be determined by the board of directors. In addition, the board of directors is entitled, in any case in which the Company’s securities are issued, to pay brokerage fees, in cash, in other securities that have been issued by the Company, or in any other way, or partly in one form and partly in another, all subject to the provisions of any Law.

11.5	Subject to the provisions of the Companies Law and any Law, the Company is entitled to issue securities that can be redeemed at the terms and in the manner to be determined by the board of directors, at its discretion.

Shareholders and Share Certificates

12.	Shareholder in the Company

12.1	A Shareholder in the Company is a Registered Shareholder and an Unregistered Shareholder (as these terms are defined above).

12.2	Aside from that set forth in Article 12.1 above, no person (or other legal entity) will be recognized by the Company as the holder of any right whatsoever to a share, and the Company will not be bound by, and will not recognize, any benefit whatsoever or trusteeship relationship or future or partial chose in action. Rather, it will only be bound by and will only recognize only a Shareholder’s right to an entire share, unless otherwise ordered by a competent court or in the provisions of a Law.

12.3	If two or more persons are registered as the joint holders of a share:

12.3.1	With respect to voting, power of attorney, and giving notices, the Shareholder who is registered first in the Register of Shareholders will be deemed to be the sole holder of the share, unless expressly otherwise stated in these Articles of Association.

12.3.2	Each of them will be entitled to issue a receipt that will be valid vis-à-vis all of the joint holders for any dividend, other monies, or property that he has received from the Company with respect to the share, and the Company will be entitled to pay the entirety of the dividend, the other monies, or to transfer the entirety of the property, as stated, with respect to the share, to one or more of the joint holders of the share, according to its choice.

12.4	A Shareholder who is a trustee will be registered in the Register of Shareholders, while mentioning his trusteeship, and will be deemed to be a Shareholder. The Company will recognize a trustee as a Shareholder, for all intents and purposes, and will not recognize another person, including the beneficiary, as the holder of any right whatsoever to the share.

13.	Register of Shareholders and Share Certificates

13.1	The Company will maintain the Register of Shareholders, in accordance with the requirements of the Companies Law.

13.2	Every Shareholder who is registered in the Register of Shareholders is entitled to receive from the Company a certificate attesting to his ownership of a share.

13.3	Subject to the provisions of the Companies Law, a share certificate will include the quantity of shares with respect to which it was issued, their serial number and their par value, if they have a par value as stated.

13.4	Share certificates will bear the Company’s stamp or printed name, and the signatures of two of the Company’s directors, or of one director and the Chief Executive Officer of the Company, or the signatures of two officers of the Company will be appointed for this purpose by the board of directors.

13.5	Other than in cases where the terms of issue of shares determine otherwise:

13.5.1	Each Registered Shareholder is entitled to receive from the Company, upon his request, within a period of two months after the allocation or registration of the transfer, as relevant, one certificate that attests to his ownership of the shares registered in his name, or, with the consent of the Company, several such certificates (against the return of the replaced share certificates, if relevant, to the Company).

13.5.2	A nominee company is entitled to receive from the Company, at its request, within a period of two months after the allocation or registration of the transfer, as relevant, one certificate that attests to the number of shares and the class of shares registered in its name in the Register of Shareholders, against the return of the replaced share certificates to the Company.

13.6	A share certificate that refers to a share registered in the name of two or more persons will be delivered to the person whose name appears first in the Register of Shareholders, out of the names of the joint owners of that share, unless all of the registered owners of that share instruct the Company, in writing, to deliver the share certificate to another registered holder.

13.7	If a share certificate was defaced, lost or damaged, the board of directors, or anyone empowered for that purpose by the board of directors, is entitled to order its cancellation and to issue a new certificate in its stead, provided that the share certificate was handed over to the Company and was destroyed by it, or that it was proven, to the satisfaction of the board of directors or anyone empowered for that purpose by the board of directors, that the certificate was lost or destroyed, and the Company has received guarantees, to the satisfaction of the board of directors or anyone empowered for that purpose by the board of directors, for any possible damage. The Company is entitled to demand that, with respect to any share certificate that is issued under this Article, a reasonable amount will be paid, whereby said amount will be determined by the board of directors or anyone empowered for that purpose by the board of directors, from time to time, all at the discretion of the board of directors.

14.	Calls for Payment

14.1	A Shareholder will not be entitled to a dividend or to participate in an allocation of bonus shares, and will not be entitled to exercise any right of a Shareholder in the Company, before he has paid all of the amounts and the calls for payment that he owes to the Company up to that time, with respect to each of the Company’s shares that he owns, whether himself or jointly with another person.

14.2	From time to time, the Company’s board of directors is entitled, at its discretion, to submit calls for payment to Shareholders with respect to monies that have not yet been paid for the shares in their possession, provided that payment for those shares, according to the terms of their allocation, is not due at fixed times. Accordingly, each Shareholder will be required to pay the Company the amount of the call for payment that was submitted to him, at the time and in the place determined by the Company’s board of directors. The Company’s board of directors is entitled to demand that the payment be made in installments. A call for payment as stated will be deemed to have been submitted to a Shareholder on the date that the Company’s board of directors adopts the resolution to submit the demand for payment.

14.3	A call for payment will be delivered in a written notice, at least fourteen (14) days before the date on which payment is requested. The amount to be paid and the manner of making the payment will be set forth in the call for payment. The Company’s board of directors will be able to cancel and/or to modify said call for payment and its terms, provided that the date for payment determined in the notice has not yet elapsed.

14.4	Joint holders of a share will be jointly and severally liable for the payment of all of the amounts and liabilities that arise from the share jointly owned by them. Without derogating from the generality of the foregoing, a call for payment that was delivered to one of the joint holders of the share will be deemed to have been delivered to each of the Shareholders.

14.5	If, pursuant to the terms of issuance of a share or in any other way, a Shareholder is required to pay a certain amount on a fixed date or in installments on fixed dates, whether the payment is on account of the share capital or as a premium, any such amount or installment will be paid by a Shareholder as if an appropriate call for payment had been delivered to him by the Company’s board of directors, and all of the pertinent provisions of these Articles of Association will apply to any such amount or installment.

14.6	If the amount of the call for payment or the installment required is not paid on or before the date set for the payment thereof, the holder of the share with respect to which the call for payment was issued or with respect to which the liability for the installment exists, as relevant, will be required to pay supplementary interest on the amounts that he owes (including on the amount of the Company’s expenses in connection with the call for payment or the installment, if there are any such expenses), at the interest rate to be determined by the Company’s board of directors. The supplementary interest will be calculated with respect to the period that begins on the original date set for the payment and that ends on the date on which payment is made in full. Nonetheless, the Company’s board of directors is entitled to waive the payment of the interest, in whole or in part.

That set forth in this Article will not derogate from the remedies and relief to which the Company will be entitled pursuant to these Articles and under any Law.

14.7	The Company’s board of directors is entitled to resolve that the Company will receive from a Shareholder early payment for his shares (or some portion thereof), which he has not yet been required to pay, and will pay him interest for that early payment, for the period starting when such an early payment is made and ending on the date set for payment, had it not been made earlier, at a rate to be determined jointly by the Company’s board of directors and the Shareholder.

15.	Forfeiture

15.1	If a shareholder has not paid in full an amount, whether on account of the par value or as a premium, that is to be paid according to a call for payment or on the date set for the payment thereof, the Company’s board of directors is entitled to give him notice in writing demanding that he pay the amount that has not yet been paid, plus the Company’s expenses in connection with the non-payment and the call for payment, along with interest on those amounts as set forth in Article 14.6 above.

15.2	The referenced notice will set a final date for payment, which will be at least seven (7) days after the date that the notice is sent, and will expressly state that, if the amount to be paid is not paid by that date, the share with respect to which the payment was demanded will be forfeited.

15.3	If the requirements set forth in that notice are not fulfilled, and if not all of the amounts that must be paid have been paid (including the amount of the Company’s expenses in connection with the call for payment plus interest), the Company’s board of directors is entitled to resolve to forfeit the shares with respect to which the notice was given, at any time after the date set for payment set forth in the notice. Forfeiture as stated will also apply to dividends, bonus shares, an issue of rights and any other distribution, as well as to participation in the distribution of the Company’s surplus assets upon liquidation, which were determined with respect to the forfeited shares, the amounts pertaining to which were not yet paid immediately prior to the forfeiture.

15.4	Any share that has been forfeited as stated will be deemed to be the Company’s property, and the Company’s board of directors will be entitled, subject to the provisions of the Companies Law and these Articles of Association, to sell it, to transfer it or to reallocate it, in the manner, under the terms and in the way that the board of directors will see fit. The provisions of Section 308 of the Companies Law will apply to a share that has been forfeited as stated and has not yet been sold, transferred or allocated.

15.5	As long as nothing has been done with a forfeited share, the Company’s board of directors is entitled to cancel the forfeiture, under the terms to be determined by it.

15.6	A Shareholder whose shares have been forfeited will cease to be the holder of the forfeited shares, and, upon forfeiture as stated, all of his rights in the Company will be canceled, as will any claim or demand against the Company with respect to the shares that applied to him by virtue of the forfeited shares, except for those rights and duties that are expressly excluded pursuant to these Articles of Association and/or that apply to a former Shareholder under any Law.

15.7	Nonetheless, a Shareholder whose shares have been forfeited will continue to bear his liability to pay, and will pay to the Company, without delay, all of the amounts, interest and expenses that were due with respect to or in connection with those shares on the date of the forfeiture, plus interest starting on the date of the forfeiture and up to the actual payment, as set forth in Article 14.6 above, provided that, in any case in which the forfeited shares were resold, the liability of the Shareholder whose shares have been forfeited will be reduced by the amount that was actually received from the resale thereof, less expenses expended by the Company in connection with the sale of the shares.

15.8	In the case of the sale, transfer or allocation of a forfeited share, the Company’s board of directors will be entitled to appoint a person who will sign the deed of transfer of the sold share and will ensure that the transferee is registered in the Register of Shareholders as the new Shareholder. A person to whom the share was sold, transferred, allocated or transferred as stated will be registered as the Shareholder and will not be liable for what was done with the consideration for the sale, if any such consideration was received. The transferee’s right to the share will not be impaired by any fault or defect that occurred in the forfeiture, sale, location or transfer procedures, and, following his registration in the Register as the Shareholder, no claim as set forth above will be heard, and the validity of the sale or transfer will not be subject to appeal.

15.9	An affidavit, duly drawn up by a director of the Company, according to which a certain share in the Company was lawfully forfeited on the date set forth in the affidavit, will constitute conclusive evidence of that stated therein vis-à-vis any person claiming a right to the share. The affidavit as stated, together with the Company’s receipt for the consideration, if received, for the share, upon the sale or transfer thereof, will confer a right to the share upon the transferee.

15.10	In any case in which a Shareholder’s shares were forfeited and were subsequently sold, transferred or reallocated, the consideration that was received by the Company in such a proceeding will be used to discharge that Shareholder’s debts and undertakings vis-à-vis the Company (including debts, undertakings and agreements, for which the date of discharge or fulfillment has yet to occur), following the deduction of the Company’s expenses that accompanied the referenced procedure from the consideration.

15.11	That set forth in this Article 15 will not derogate from the remedies and relief to which the Company will be entitled pursuant to these Articles and under any Law.

16.	Lien and Encumbrance

16.1	The Company will have a right of lien and encumbrance by way of a preferred first-degree fixed charge with respect to all of the shares, the consideration for which has not been paid in full, which are registered in the name of any Shareholder (alone or jointly with another), as well as to the proceeds from their sale, as security for the payment due to the Company with respect to the shares. The lien and encumbrance as stated will also apply to all of the dividends that will be declared from time to time on those shares. Notwithstanding the foregoing, the board of directors is entitled to declare, at any time, that any share is released from the terms of this Article.

16.2	For the purpose of exercising a lien and/or an encumbrance as stated above, the board of directors is entitled to sell the shares that constitute the object of the lien and/or the encumbrance in whatever way it sees fit, provided that no sale will be performed until the date for payment, fulfillment or implementation of the obligations as stated has passed, and until notice in writing has been delivered to that Shareholder, or to a person who acquired a right to the shares through the death, bankruptcy or liquidation of the Shareholder, with respect to the intention of selling them, and provided that he has not paid the debts within seven (7) days of the date of the notice.

16.3	For the purpose of performing a sale in order to exercise a lien and/or an encumbrance, the board of directors is entitled to appoint a person to draw up the deed of transfer of the sold shares, to sign it and to cause the buyer’s name to be registered in the Register as the owner of the sold shares.

16.4	The consideration from any share as stated above, following the discharge of the sale expenses, will be used by the Company for the discharge of those debts owed by that Shareholder, including debts, undertakings and agreements, for which the date of discharge or fulfillment has not yet arrived. The balance (if any) will be paid to him or to those acting in his stead, but subject to the existence of a right of lien and/or encumbrance for the Company – which is similar to the right of lien and/or encumbrance that existed on the shares before their sale – on the referenced balance, with respect to debts for which the date of payment has not yet arrived, and which, notwithstanding the foregoing, the board of directors has resolved to discharge on that date.

16.5	An affidavit drawn up by a director of the Company, according to which a lien and/or an encumbrance on a share was lawfully exercised, will serve as conclusive evidence of that set forth therein vis-à-vis any person claiming a right to the share, and that affidavit, together with the Company’s receipt for the consideration, if consideration was received, for the share, upon the sale or transfer thereof, will confer a right to the share upon the transferee.

16.6	The person to whom the share was sold or transferred as stated will be registered as the Shareholder and is not liable for what was done with the consideration for the sale, if any such consideration was received. His right to the share will not be impaired by any fault or defect that occurred in the forfeiture, sale or transfer procedures, and, following his registration in the Register as the Shareholder, no claim as set forth above will be heard, and the validity of the sale or transfer will not be subject to appeal.

16.7	The provisions of these Articles of Association with respect to forfeiture of shares, lien, encumbrance and sale will apply to the non-payment of any amount that is to be paid on a fixed date pursuant to the terms of allocation of the share, whether on account of the share or as a premium, as if it were an amount to be paid pursuant to a call for payment and the delivery of notice with respect thereto, which were lawfully performed.

16.8	The provisions of these Articles of Association, with respect to lien and encumbrance, do not derogate from any remedy that may be available to the Company vis-à-vis the Shareholder under any Law.

Transfer and Assignment of Shares

17.	Transfer of Shares

17.1	Subject to the provisions of these Articles of Association or the terms of allocation of shares of any class, the Company’s shares will be transferable without requiring the approval of the board of directors.

17.2	Part of a share will not be transferred; nonetheless, a share may have a number of joint owners, and each one of them will be entitled to transfer his right.

17.3	In any case of transfer of shares, all of the rights that were attached to the transferred shares and all of the duties that apply by virtue thereof will be conferred upon the transferee Shareholder, unless otherwise agreed in writing between the transferor Shareholder and the transferee Shareholder.

17.4	Any transfer of shares in the Company that is registered in the Company’s Register of Shareholders will be made in writing as set forth in Article 17.6 below, provided that the deed of transfer will be signed by the transferor and by the transferee, and will be delivered to the registered offices of the Company or to any other place to be determined by the board of directors for that purpose.

17.5	Pursuant to the provisions of the Companies Law, a transfer of shares as set forth in Article 17.4 above will not be registered in the Register of Shareholders until a deed of transfer as stated above has been delivered to the Company. The transferor will continue to be considered as the holder of the transferred shares until the transferee has been registered in the Company’s Register of Shareholders as the owner of the transferred shares.

17.6	The deed of transfer of shares will be drawn up in writing, in the wording set forth below or in as similar a wording as possible, or in another manner which will be approved by the Company’s board of directors:

Deed of Transfer of Shares

I/We the undersigned, ___________, of ________________, Identity No. _________ (hereinafter: the “Transferor”), hereby transfer to ___________, of ________________, Identity No. _________ (hereinafter: the “Transferee”), _____ ___________ shares, at a par value of ILS ____ each, in Nayax Ltd. (hereinafter: the “Company”), and they will be held by the Transferee, the executor of his estate, his guardian, and/or by those acting in his stead, on the same terms as those at which I/we held the shares in the Company immediately before signing this Deed of Transfer of Shares, and I/we, the Transferee(s), hereby agree to accept the shares into my/our possession on those terms.

In witness whereof we have affixed our signatures, this ____ day of _______ in the year ____.

Transferor’s signature _________ Transferee’s signature _________

17.7	Each deed of transfer of shares will be submitted to the registered offices of the Company or to any other place to be determined by the board of directors, for the purpose of registration, together with the share certificate that is to be transferred, if such a share certificate was issued, and all of the other proofs that will be required by the board of directors, or by anyone empowered for that purpose by the board of directors, with respect to the transferor’s property right or his right to transfer the shares. A deed of transfer that has been registered will remain with the Company; nonetheless, any deed of transfer that the board of directors, or anyone empowered for that purpose by the board of directors, has refused to register will be returned to the person who submitted it, upon his request.

17.8	If the board of directors, or anyone empowered for that purpose by the board of directors, has refused to register a transfer of shares, it will notify the transferor to that effect, no later than one month after the date of receipt of the deed of transfer.

17.9	The Company is entitled to close the Register of Shareholders for a period of time to be determined by the board of directors, provided that that period does not exceed a total of thirty (30) days in any year. While the Register is closed, no transfer of shares will be registered in the Register. Without derogating from the foregoing, the board of directors is entitled to determine a date of record in order for the Company to be able to determine which of the shareholders is entitled to notice, to vote at a General Meeting or to receive the payment of a dividend or any allocation of rights, or for any other legal purpose.

17.10	The Company will be entitled to collect payment for the registration of the transfer in an amount to be determined by the board of directors, from time to time, which will be reasonable, taking into account the circumstances of the matter.

17.11	The Company is entitled to destroy deeds of transfer of shares after seven (7) years have elapsed from the date of registration in the Register of Shareholders. The Company is further entitled to destroy share certificates that were canceled, after seven (7) years have elapsed from the date of their cancellation, and there will be a prima facie presumption that all of the deeds of transfer and the certificates that were destroyed as stated were fully valid, and that the transfers, the cancellations and the registrations, as relevant, were performed lawfully.

18.	Assignment of Shares

18.1	The guardians of a sole Shareholder who has died and the executors of his estate, or, when there are no executors or guardians, the heirs of the sole Shareholder who has died, will be the only persons that the Company will recognize as the holders of a right to the share that was registered in the name of the deceased.

18.2	Any person who becomes the holder of a right to shares through the death of a Shareholder will be entitled – after having provided the Company with proof that attests, to a sufficient degree, at the Company’s discretion, that he has the right to the shares of the Shareholder who has died – to be registered as a Shareholder with respect to those shares, or will be able, subject to the provisions of these Articles of Association, to transfer those shares.

18.3	If a share has been registered in the name of two or more holders, the Company will only recognize the surviving joint holder, or the surviving joint holders, as the people who have the right to the share or to benefit from it, and this will not exempt the estate of the joint holder of a share from any duty with respect to the share that he held jointly. If a share has been registered in the name of several joint holders as stated, each of them will be entitled to transfer his right.

18.4	The Company will be empowered to recognize a trustee, a receiver or a liquidator of a Shareholder that is a corporation and that is being liquidated or dissolved, or a trustee in insolvency, or any receiver of the assets of an insolvent Shareholder, as the holders of a right to the shares registered in the name of such a Shareholder. The receiver or the liquidator or the trustee of the Shareholder that is a corporation and that is being liquidated or dissolved, or the trustee in insolvency, or any receiver of the assets of an insolvent Shareholder, will be able – after having provided the evidence that the board of directors will require him to provide, indicating that he has the right to the shares of the Shareholder that is being liquidated or dissolved, or the insolvent Shareholder – to be registered as a Shareholder with respect to those shares, or will be able, subject to the provisions of these Articles of Association, to transfer those shares.

18.5	Subject to the provisions of any Law and to the provisions of these Articles of Association, if it has been proven to the Company that the conditions under Law for the assignment of the right to the shares registered in the Register of Shareholders have been fulfilled, the Company will recognize the assignee, and him alone, as the holder of the right to those shares.

18.6	Subject to the provisions of any Law and to the provisions of these Articles of Association, the Company will change the registration of ownership of the shares in the Register of Shareholders if the Company has been provided with a court order to amend the Register, or if it has been proven to the Company, to the satisfaction of the board of directors and in the ways determined by it, that the conditions under Law for the assignment of the right to the shares have been fulfilled.

18.7	Subject to the provisions of any Law and to the provisions of these Articles of Association, a person who has become entitled to a share as set forth in Article 18.6 above will be entitled to perform a transfer of the shares, as the registered Shareholder himself would have been entitled to do prior to the assignment of the right.

General Meetings

19.	The powers of the General Meeting will be as set forth in the Companies Law and in these Articles of Association.

20.	Annual General Meetings of the Shareholders will hereinafter be referred to as “Annual Meetings,” and all of the other General Meetings of the Company’s shareholders will hereinafter be referred to as “Extraordinary Meetings.”

21.	The provisions set forth in these Articles of Association with respect to General Meetings will apply, mutatis mutandis, to class meetings.

22.	The Company will conduct an Annual Meeting each year, no later than upon the expiry of fifteen (15) months after the last Annual Meeting, on the date and in the place to be determined by the board of directors.

23.	Invitations to a Meeting

23.1	Notice of a General Meeting will be given to the Shareholders as required by Law, and the notice will be published pursuant to the provisions of the Companies Law and the Securities Law with respect to the publication of a notice of convocation of a General Meeting in a public company.

23.2	The notice of a General Meeting will set forth the place, date and time of the General Meeting, and will include the agenda, a summary of the proposed resolutions and any other detail required by Law.

23.3	In its resolution with respect to the convocation of a General Meeting, the board of directors is entitled to determine the manner of setting forth the details of the subjects on the agenda of the meeting, which will be given to the Shareholders who are entitled to participate in the meeting, all at the discretion of the board of directors and subject to the provisions of applicable Law.

23.4	Without derogating from the powers of the board of directors as set forth in this Article 23, and without derogating from the generality of the provisions of these Articles of Association and/or of applicable Law with respect to the transfer of powers by the board of directors, the board of directors will be entitled to transfer its powers, as set forth in this Article 23, to a board of directors committee and/or to an officer of the Company, whether for the purposes of a specific General Meeting or for a period of time.

24.	Subject to the provisions of applicable Law, a flaw in the convening or conducting of the General Meeting, including a flaw resulting from non-compliance with a provision or condition set forth in any Law or in these Articles of Association, including with respect to the manner in which the General Meeting is convened or conducted, will not invalidate a resolution adopted at the General Meeting and will not derogate from the discussion that took place at the General Meeting.

25.	Discussions at General Meetings

25.1	No discussion should be opened at the General Meeting unless a legal quorum is present. A legal quorum will be constituted when two or more Shareholders who hold at least twenty-five percent (25%) of the voting rights in the Company are present, themselves or by proxy or by means of a proxy statement or in any other lawfully possible way, within half an hour after the time set for opening the meeting.

25.2	If no legal quorum is present after half an hour has elapsed from the time set for the meeting, it will be adjourned to the same day of the following week, at the same time and in the same place, or to a later or earlier time, if so stated in the original notice of the meeting (hereinafter: “Adjourned Meeting”). If no legal quorum is present at the Adjourned Meeting after half an hour has elapsed from the time set for the meeting, the meeting will be held with any number of participants whatsoever, irrespective of the percentage of the participants’ holdings in the Company’s voting rights.

25.3	Notwithstanding that set forth in Article 25.2 above, if the meeting was convened pursuant to a demand by Shareholders, as set forth in Sections 63 or 64 of the Companies Law, the legal quorum will be constituted by the presence of the number of Shareholders required for the purpose of convening a meeting as set forth in Section 63 of the Companies Law.

25.4	The Shareholders who are present at the meeting, themselves or by proxy, will choose one of the Shareholders or a proxy of a Shareholder, who is present at the meeting, or any other person who is present at the meeting, to chair the General Meeting. The chair of the General Meeting will conduct the sessions of the General Meeting. The chair of the General Meeting will not have an additional or deciding vote.

25.5	A General Meeting at which a legal quorum is present is entitled to resolve to adjourn the meeting, the discussion or the adoption of a resolution on a subject set forth on the agenda, to another time and to a place to be determined. At the Adjourned Meeting, nothing other than a subject that was on the agenda, and with respect to which no resolution was adopted, will be discussed.

25.6	The Company will draw up minutes of the proceedings at the General Meeting, which will include the following details:

25.6.1	The names of the Shareholders participating in the General Meeting and the number of shares held by them.

25.6.2	The matters discussed at the General Meeting and the resolutions adopted.

25.7	Minutes that will be signed by the chair of the General Meeting will constitute prima facie evidence of that set forth therein.

25.8	The Company will keep the minutes of the General Meetings at its registered offices, pursuant to the provisions of the Companies Law.

26.	Voting and Adoption of Resolutions at the General Meetings

26.1	A Shareholder who wishes to vote at the General Meeting will prove his ownership of the share to the Company, as required pursuant to the provisions of applicable Law. Without derogating from the foregoing, the board of directors is entitled to establish provisions and procedures with respect to proof of ownership of shares in the Company.

26.2	A Shareholder who is a minor, and a Shareholder whom a competent court has declared legally incompetent, are only entitled to vote through a trustee or a legal guardian.

26.3	A Shareholder is entitled to vote at a General Meeting or at a class meeting, himself, by proxy, by means of a proxy statement or in any other lawfully possible way, provided that confirmation of ownership of his shares will be received at the Company’s offices within no less than seventy-two (72) hours before the time of convocation of the meeting, all pursuant to the provisions of these Articles of Association and subject to the provisions of any Law.

26.4	The proxy statement is not required to state that the voting with respect to each candidate for the office of director will be performed separately.

26.5	Subject to the provisions of any Law, in any case of joint holders of a share, each of them is entitled to vote at any meeting with respect to that share, as if he were the only person entitled to it. If more than one of the joint holders of the share voted, the vote by the one whose name appears first in the Register of Shareholders with respect to that share, or in the confirmation of his ownership of the share, or in another document to be determined by the board of directors for this purpose, will be accepted. A plurality of guardians of a Registered Shareholder who has died, or a plurality of executors of his estate, will be deemed, for the purposes of this Article, to constitute joint holders of those shares.

26.6	Each person who is entitled to a share pursuant to Article 18 above is entitled to vote by virtue of that share at any General Meeting, in the same way as if he were the registered holder of those shares, provided that he proves, to the satisfaction of the board of directors, his right to the share no less than seventy-two (72) hours before the time of the General Meeting or the Adjourned Meeting, as relevant, at which he intends to vote.

26.7	Each of the Ordinary Shares in the Company entitles its holder to participate at the Company’s General Meeting and to one vote in the voting.

26.8	A resolution that is to be voted on at a General Meeting will be determined by a count of votes. Voting by a count of votes will be performed in the manner that will be determined for this purpose by the chair of the meeting. In the event of a disagreement as to whether to accept or to disqualify a certain vote, the chair of the meeting will determine the matter, and his decision, in good faith, will be final and absolute.

26.9	A declaration by the chair of the meeting that a resolution has been adopted or rejected, whether unanimously or by any majority, and a remark to that effect that has been recorded in the minutes of the meeting, will constitute prima facie evidence of that set forth therein, and it will not be necessary to prove the number (or the relative share) of the votes that were cast in favor of, or against, the draft resolution.

26.10	Subject to the provisions of any Law and the provisions of these Articles of Association with respect to another majority, the resolutions of the General Meeting will be adopted by a simple majority. If the number of votes in favor and against this is tied, the chair of the meeting will not have an additional vote or a deciding vote. If the vote is tied, the draft resolution on which the Shareholders voted will be deemed to have been rejected.

26.11	At General Meetings where it is possible to vote by means of a proxy statement pursuant to the provisions of the Companies Law, the shareholders will be entitled to vote at the General Meeting or at a class meeting (as relevant) by means of a proxy statement on resolutions on the subjects set forth in the Companies Law, and on the subjects on which the Company’s board of directors decides, from time to time, to allow voting by means of a proxy document, all pursuant and subject to the provisions of the Companies Law, and provided that the proxy documents will be received at the Company’s offices, together with the confirmation of ownership of the shares, on the dates determined under Law.

27.	Appointment of a Voting Proxy

27.1	A Shareholder is entitled to appoint a proxy to participate at a meeting and to vote in his stead. A voting proxy is not required to be a Shareholder in the Company.

27.2	The document appointing a voting proxy (hereinafter: the “Appointment Document”) will be drawn up in writing and signed by the appointing party, and, if the appointing party is a corporation, the Appointment Document will be drawn up in writing, and will be signed in a manner binding upon the corporation. The board of directors, or anyone empowered for that purpose by the board of directors, is entitled to require that the Company be provided with confirmation in writing, to its satisfaction, with respect to the signatories’ authority to bind the corporation. In addition, the Company’s board of directors is entitled to establish provisions and procedures in any related matter.

27.3	The Appointment Document or an appropriate copy thereof, to the satisfaction of the board of directors or of anyone empowered for that purpose by the board of directors, will be deposited at the registered offices of the Company or in another place, as will be determined by the board of directors from time to time, in general or with respect to a specific case no less than seventy-two (72) hours before the start of the meeting or the Adjourned Meeting, as relevant, at which the proxy intends to vote on the basis of that Appointment Document. Notwithstanding the foregoing, the chair of the meeting is entitled, at his discretion, to accept an Appointment Document as stated even after that time, if he sees fit to do so, at his discretion. If the Appointment Document as set forth in this Article has not been received, it will not be valid at that meeting.

27.4	A voting proxy is entitled to participate in the discussions at the General Meeting and to be elected as chair of the meeting, as the appointing Shareholder would have been entitled, unless otherwise stated in the Appointment Document.

27.5	The Appointment Document appointing a voting proxy will be in a form that is acceptable in Israel, or in any other form that will be approved by the board of directors or anyone empowered for that purpose by the board of directors.

27.6	The Appointment Document will designate the General Meeting with respect to which the Appointment Document was issued. Notwithstanding the foregoing, a Registered Shareholder is entitled to issue an Appointment Document for a limited or an unlimited period of time.

27.7	The Appointment Document will designate the class and number of shares with respect to which it was issued. If the Appointment Document does not designate the number of shares with respect to which it was issued, or if it designates a number of shares that is greater than the number of shares registered in the name of the Shareholder or set forth in the confirmation of ownership, as relevant, the Appointment Document will be deemed to have been issued with respect to all of the Shareholder’s shares.

27.8	If the Appointment Document was issued with respect to a number of shares that is less than the number of shares registered in the name of the Shareholder or set forth in the confirmation of ownership, as relevant, the Shareholder will be deemed to have refrained from being present at the voting with respect to the balance of his shares, and the Appointment Document will be valid with respect to the number of shares set forth therein.

27.9	Without derogating from the provisions of these Articles of Association with respect to the appointment of a voting proxy, a Shareholder who holds more than one share will be entitled to appoint more than one proxy, subject to the following provisions:

27.9.1	Each Appointment Document will state the class and number of shares with respect to which it was issued.

27.9.2	If the total number of shares of any class set forth in the Appointment Documents issued by one Shareholder exceeds the number of shares of that class registered in the name of the Shareholder or set forth in the confirmation of ownership, as relevant, all of the Appointment Documents issued by that Shareholder will be null and void.

27.10	A vote pursuant to the provisions of the document appointing a proxy will be valid notwithstanding the death of the appointing party, the cancellation of the Appointment Document or the transfer of the share with respect to which the vote as stated was cast, unless notice in writing with respect to the death, cancellation or transfer, as relevant, was received in the Company’s offices by the chair of the General Meeting before the vote. Notwithstanding the foregoing, the chair of the meeting is entitled to accept such a notice at the beginning of the General Meeting and to act in accordance therewith.

27.11	An Appointment Document will also be valid with respect to any Adjourned Meeting of a meeting to which the Appointment Document refers, unless otherwise stated in the Appointment Document.

The Board of Directors

28.	The number of directors in the Company will not be less than three (3) directors (including the external directors) and will not exceed seven (7) directors (including the external directors).

29.	The directors will be appointed at the Annual Meeting and will serve until the end of the next Annual Meeting and as long as no Annual Meeting has been convened, unless their office is vacated at an earlier time, pursuant to the provisions of the Companies Law or these Articles of Association. Directors whose term in office has ended will be able to be reappointed. The foregoing will not apply to the external directors, to whom the provisions of the Companies Law and the regulations enacted thereunder will apply.

30.	The board of directors may at any time and from time to time appoint one or more additional directors for the Company, whether in order to fill an office that has become vacant for any reason or as an additional director or additional directors, provided that the number of directors will not exceed the maximum number set forth in Article 28 above. The term in office of directors who were appointed as stated will end at the end of the Annual Meeting that is held after their appointment (unless their office is vacated at an earlier time, pursuant to the provisions of the Companies Law or these Articles of Association), and they will be able to be reappointed.

31.	The General Meeting is entitled to determine that the term in office of a director who was appointed by it, as relevant, will begin at a later date than the date of confirmation of his appointment.

32.	Notwithstanding all of the foregoing, the General Meeting is entitled, at any time, by way of a resolution by a Simple Majority, to dismiss any director, other than an external director, from office before the end of his term in office, provided that the director has been given a reasonable opportunity to bring his position before the General Meeting. Any General Meeting is further entitled, by way of a resolution by a Simple Majority, to appoint another person as a director instead of a director who has been dismissed from office as stated above.

33.	If the office of a director becomes vacant, the board of directors will be entitled to continue to act in any matter, as long as the number of directors is not less than the minimum number of directors set forth in Article 28 above. If the number of directors falls below that number, the board of directors will not be entitled to act other than for the sole purpose of adopting a resolution on subjects, a resolution regarding which cannot be delayed, or of convening a General Meeting for the purpose of appointing additional directors, but not for any other purpose.

34.	A director is entitled to resign, by giving notice to the chair of the board of directors or at the registered offices of the Company, subject to the provisions of the Companies Law, and the resignation will take effect on the date when the notice was given, unless a later date was set in the notice. A director will provide the reasons for his resignation.

35.	Subject to the provisions of the Companies Law, the Company is entitled to pay directors remuneration for the fulfillment of their duties as directors and to reimburse them for reasonable expenses related to their participation in board of directors meetings and to the fulfillment of their duties as directors.

36.	Alternate Director

36.1	Subject to the provisions of applicable Law, a director is entitled to appoint an alternate for himself (hereinafter: “Alternate Director”). Notwithstanding the foregoing, no Alternate Director who is not qualified to be appointed as a director, and no one who already is serving as a director of the Company or as an Alternate Director of the Company, will be appointed, or will serve.

36.2	An Alternate Director is legally equivalent to the director for whom he was appointed as an alternate, and he will be entitled to be present, to participate and to vote at meetings of the board of directors and/or of board of directors committees, as the director who appointed him was entitled to do.

36.3	A director who has appointed an Alternate Director is entitled, subject to the provisions of applicable Law, to cancel the appointment at any time. In addition, the office of an Alternate Director will become vacant whenever the office of the director who appointed him as an Alternate Director becomes vacant in any way whatsoever.

36.4	Any appointment of an Alternate Director or cancellation of the appointment, as stated, will be made by means of a written notice from the appointing director, which will be given to the Alternate Director and to the Company, and which will take effect immediately after the giving of notice as stated, or on another date set forth therein, whichever is later.

36.5	Subject to the provisions of the Companies Law, the Company is entitled to pay an Alternate Director remuneration for his participation in meetings of the board of directors.

36.6	The appointment of an Alternate Director does not negate the liability of the director for whom he serves as an alternate, and that liability will apply in light of the circumstances of the matter, including the circumstances of the appointment of the Alternate Director and the duration of his term in office.

External Directors

37.	The choice of external directors for the Company, their number, the conditions for their qualification, their term in office and its expiry, and their remuneration will be pursuant to the provisions of the Companies Law.

Authority and Functions of the Board of Directors

38.	The board of directors will have all of the authority and powers that are conferred upon it pursuant to these Articles of Association, pursuant to the Companies Law and under any Law.

39.	The board of directors is entitled to exercise any authority of the Company that has not been conferred, under Law or in these Articles of Association, upon another organ.

40.	The board of directors is entitled to decide that powers that have been conferred upon the Chief Executive Officer will be transferred to it, with respect to a certain matter or for a certain period of time.

41.	Without derogating from the foregoing, the board of directors is entitled to instruct the Chief Executive Officer on how to act in a certain matter. If the Chief Executive Officer does not carry out the instruction, the board of directors is entitled to exercise the required authority in order to carry out the instruction in his stead.

42.	If the Chief Executive Officer is unable to exercise his powers, the board of directors is entitled to exercise them in his stead.

43.	Subject to the provisions of the Companies Law, the board of directors is entitled to delegate its powers to the Chief Executive Officer, to an officer of the Company, to another person or to the board of directors committees. The delegation of a power by the board of directors can be with respect to a certain matter or for a certain period of time, and can be general, all at the discretion of the board of directors.

The Chair of the Board of Directors

44.	The board of directors will appoint one of its members to serve as the chair of the board of directors (hereinafter: the “Chair of the Board of Directors”). In addition, the board of directors is entitled to dismiss the Chair of the Board of Directors from office and to appoint another in his stead. The board of directors is entitled to appoint one or more of its members as Deputy Chair of the Board of Directors, who will substitute for the Chair of the Board of Directors in his absence. The board of directors is entitled to determine the period during which the Chair of the Board of Directors and his deputies will serve in office. If no such period is determined, the Chair of the Board of Directors and his deputies will serve in office as long as they serve as directors, or unless and until determined otherwise by the board of directors.

45.	The Chair of the Board of Directors will chair and conduct the meetings of the board of directors. If the Chair of the Board of Directors is absent from a meeting of the board of directors, in accordance with notice that he has given in advance, or has not appeared at a meeting of the Board of Directors within fifteen (15) minutes after the time set for holding the meeting, or if he cannot chair the meeting or refuses, for any reason, to chair it, the meeting will be chaired by the Deputy Chair of the Board of Directors (if one was appointed). If no Deputy Chair of the Board of Directors was appointed, or if the Deputy Chair of the Board of Directors is also absent from the meeting, or if he cannot chair the meeting or refuses, for any reason, to chair it, the members of the board of directors who are present will choose one of their number to chair the meeting.

Convocation of Meetings of the Board of Directors

46.	Subject to the provisions of the Companies Law and these Articles of Association, the board of directors is entitled to assemble for the purpose of fulfilling its functions, to adjourn its meetings and to arrange its activities and its discussions as it sees fit.

47.	The board of directors will assemble for meetings in accordance with the Company’s needs and pursuant to the provisions of the Companies Law.

48.	The Chair of the Board of Directors is entitled to convene the board of directors at any time, and to determine the place, date and time for conducting the meeting of the board of directors.

49.	Without derogating from the foregoing, the Chair of the Board of Directors will be entitled to convene the board of directors upon the occurrence of one of the events set forth in the Companies Law.

50.	Advance notice of the convocation of the board of directors will be given to all members of the board of directors a reasonable time before the date and time of the meeting. Notwithstanding the foregoing, the board of directors is entitled, in urgent cases, and with the consent of the majority of the directors, to assemble for a meeting with no advance notice as stated.

51.	The agenda of board of directors meetings (hereinafter: the “Agenda”) will be determined by the Chair of the Board of Directors, and will include subjects determined by the Chair of the Board of Directors, subjects with respect to which the Chair of the Board of Directors is required to convene a meeting of the board of directors pursuant to Article 49, and any subject that a director or the Chief Executive Officer has requested of the Chair of the Board of Directors, a reasonable time before the convocation of the board of directors meeting, to include on the Agenda.

52.	The notice of convocation of the board of directors will state the date and time of the meeting and the place where it will assemble, as well as reasonable details of the matters that will be discussed at the meeting, according to the Agenda for the meeting.

53.	Notice of a board of directors meeting can be given orally, by telephone, in writing (including by letter, fax or email) or by any other medium of communications, according to the contact details of the director that were given to the Company in advance, unless the director has asked that the notice be given to him elsewhere.

54.	The legal quorum for opening a board of directors meeting will be a majority of members of the board of directors who are serving on the date of the meeting.

55.	At a vote of the board of directors, each director will have one vote. Resolutions by the board of directors will be adopted by a majority of votes of the directors who are present and voting at the meeting, without taking the votes of the abstaining voters into account. The Chair of the Board of Directors, or the person who was chosen to conduct the meeting in his stead, will not have an additional or a deciding vote. If the vote is tied, the draft resolution on which the directors voted will be deemed to have been rejected.

56.	The board of directors is entitled to conduct meetings through the use of any communications medium, provided that all of the participating directors can hear each other at the same time. The board of directors is entitled to arrange the manner and ways of conducting a meeting through the use of a communications medium. The provisions of this chapter will apply to such a meeting, mutatis mutandis and as relevant.

57.	The board of directors is entitled to adopt resolutions even without actually assembling, provided that all of the directors who are entitled to participate in the discussion and to vote on the matter brought up in the resolution have consented to this. The provisions of this chapter will apply to such a resolution, mutatis mutandis and as relevant. A resolution that has been adopted under this Article will be valid, for all intents and purposes, as if it had been adopted at a duly convened and conducted board of directors meeting.

Board of Directors Committees

58.	Pursuant to the provisions of the Companies Law, the board of directors is entitled, as it sees fit, to establish board of directors committees.

59.	The provisions of these Articles of Association with respect to the activities of the board of directors, including the convocation of board of directors meetings, the manner of conducting them and voting at them, and the appointment of a Chair and the powers conferred upon him, will also apply, mutatis mutandis, to board of directors committees, as long as they have not been replaced with provisions issued by the board of directors in this regard, and all subject to the provisions of the Companies Law and of these Articles of Association. The Chair of the Board of Directors, if one has been chosen, will not have an additional vote in the votes of any committee.

60.	A board of directors committee will report to the board of directors on an ongoing basis with respect to its resolutions and recommendations. Resolutions and recommendations by a board of directors committee that require the approval of the board of directors will be brought to the directors’ attention a reasonable time before the discussion thereof by the board of directors.

61.	Subject to the provisions of the Companies Law, a resolution that was adopted or an act that was performed by a board of directors committee, in accordance with a power that was delegated to it from the powers of the board of directors, is equivalent to a resolution adopted or an act performed by the board of directors, unless expressly determined otherwise by the board of directors, with respect to a certain matter or with respect to a certain committee. The board of directors is entitled, from time to time, to expand, reduce or cancel the delegation of powers to a board of directors committee. However, such a reduction or cancellation of powers will not derogate from the validity of a resolution by a committee, in accordance with which the Company has acted vis-à-vis another person, when that person was not aware of its cancellation.

62.	Subject to the provisions of the Companies Law, the legal quorum for opening a meeting of a board of directors committee will be the majority of the committee members serving on the date of the meeting.

63.	Audit Committee

63.1	The board of directors will appoint an audit committee from among its members. The number of members of the audit committee and their qualifications will comply with that set forth in this regard in the Companies Law or in any other applicable Law.

63.2	The functions of the audit committee will be in accordance with that set forth in the Companies Law, including any other function that will be assigned to it by the board of directors.

63.3	Subject to the provisions of the Companies Law, the audit committee will elect one of its members to serve as chair of the audit committee by a Simple Majority of the members of the audit committee who are present at the meeting. The term in office of the chair of the audit committee will be until the audit committee resolves to terminate his term in office and to appoint a new chair of the audit committee in his stead. At the same time, it is hereby clarified that the chair of the audit committee whose term in office has ended will be able to be re-elected.

Minutes

64.	The Company will draw up minutes of the proceedings at the board of directors meetings.

65.	Each set of minutes will be signed by the Chair of the Board of Directors or by the chair of the meeting, as relevant; minutes that have been approved and signed, as stated, will constitute prima facie evidence of that set forth therein.

66.	The Company will keep the minutes of the board of directors meetings pursuant to the provisions of the Companies Law.

67.	The provisions of Articles 64 through 66 (inclusive) above will also apply to meetings of any board of directors committee (mutatis mutandis), to a meeting that was held through the use of a communications medium, as set forth in Article 56 above, and to the adoption of a resolution by the board of directors without a physical meeting, as set forth in Article 57 above.

The Chief Executive Officer

68.	The board of directors is entitled, from time to time, to appoint a Chief Executive Officer for the Company, and it is entitled to appoint more than one Chief Executive Officer (each of them will hereinafter be referred to as: the “Chief Executive Officer”). The board of directors is further entitled to dismiss or to replace the Chief Executive Officer at any time, as it sees fit.

69.	The Chief Executive Officer is not required to be a Shareholder in the Company and is not required to be a director.

70.	The Chief Executive Officer will be responsible for the ongoing management of the Company’s affairs, within the framework of the policy set by the board of directors and subject to its supervision and guidelines.

71.	The Chief Executive Officer will have all of the managerial and executive powers that have not been conferred, under Law or in these Articles of Association or by virtue hereof, including pursuant to a resolution by the board of directors, upon another organ of the Company, with the exception of powers that will be transferred from him to the board of directors, pursuant to the provisions of Articles 42 and 43 above (if any powers are so transferred).

72.	Subject to the provisions of the Companies Law and of these Articles of Association, the board of directors is entitled, from time to time, to assign to and confer upon the Chief Executive Officer powers that are held by the board of directors, as it sees fit, and it is entitled to confer those powers for whatever period, for whatever purposes, on whatever terms and subject to whatever limitations, as the board of directors sees fit. The board of directors is further entitled to confer those powers either without waiving its own powers in the matter, or instead of or subject to those powers, in whole or in part, and it is entitled, from time to time, to cancel, revoke or modify those powers, in whole or in part.

73.	The Chief Executive Officer is entitled, with the approval of the board of directors, to delegate his powers to another or others subordinate to him; the referenced approval can be given either as a general approval or with respect to a specific matter.

74.	Without derogating from the provisions of the Companies Law or of any Law, the Chief Executive Officer will provide the board of directors with reports on the subjects, on the dates and at the scope to be determined by the board of directors, whether in a specific resolution or as part of the working procedures for the board of directors.

75.	Subject to the provisions of any Law, the Chief Executive Officer’s wages can be paid in the form of a salary and/or agency fees and/or participation in profits and/or by the conferral of securities and/or a right to acquire them and/or in any other way.

Auditing Accountant

76.	One or more auditing accountants will be appointed at each Annual Meeting and will serve in office until the end of the following Annual Meeting.

77.	Notwithstanding the foregoing, the General Meeting is entitled to appoint one or more auditing accountants for a longer period of time, which will not extend beyond the end of the third Annual Meeting after that at which he was/they were appointed, as relevant.

78.	If an auditing accountant has been appointed for the Company, the General Meeting, or the board of directors, if the General Meeting has empowered it for that purpose, will determine his fee for the auditing activity.

79.	The auditing accountant’s fee for additional activities for the Company, other than auditing activity, will be determined by the board of directors, at its discretion.

Internal Auditor

80.	The Company’s board of directors will appoint an internal auditor for the Company, in accordance with a proposal by the audit committee.

81.	The internal auditor’s organizational superior will be the Chair of the Board of Directors or the Chief Executive Officer, as the board of directors will determine. Unless determined otherwise by the board of directors, the Chair of the Board of Directors will be the internal auditor’s organizational superior.

82.	The internal auditor will submit for the approval of the board of directors, or for the approval of the audit committee, as the board of directors will determine, a proposal for an annual or periodic work program, and the board of directors or the audit committee, as relevant, will approve it, with whatever changes as they see fit. As long as the board of directors has not determined otherwise, the work program will be submitted to the board of directors and approved by it.

Validity of Acts and Approval of Transactions

83.	Subject to the provisions of any Law, all of the acts performed by the board of directors or by a board of directors committee or by any person acting as a director or as a member of a board of directors committee or by the Chief Executive Officer, as relevant, will be valid, even if it is later found that any flaw occurred in the appointment of the board of directors, the board of directors committee, the director, the committee member or the Chief Executive Officer, as relevant, or that any of those officers was disqualified from serving in office.

84.	Subject to the provisions of the Companies Law, a general notice provided to the board of directors by an officer or a controlling shareholder of the Company with respect to his personal interest in a certain entity, and which sets forth the details of his personal interest, will constitute disclosure by the officer or the controlling shareholder to the Company with respect to his personal interest as stated, for the purposes of engaging with an entity as stated above in any non-exceptional transaction.

Signing on Behalf of the Company

85.	Subject to the provisions of the Companies Law and of these Articles of Association, the board of directors is entitled to empower any person to act and to sign on behalf of the Company, whether alone or jointly with another person, whether generally or for specific matters.

86.	Unless determined otherwise by the board of directors, a signature on a document will not be binding upon the Company unless it was signed by the authorized signatories on behalf of the Company, together with the Company’s stamp or printed name.

Appointment of Attorneys-in-fact

87.	Subject to the provisions of the Companies Law, the board of directors is entitled, at any time, to empower any person to be the attorney-in-fact of the Company, for whatever purposes, with whatever powers and discretion, for whatever period and that whatever terms, as the board of directors sees fit.

88.	The board of directors will be entitled to confer upon that person, inter alia, the power to transfer to another, in whole or in part, the powers, authorizations and discretion that have been conferred upon him.

Exemption, Indemnification and Insurance

89.	Subject to the provisions of any Law, and subject to the provisions of Article 90 below, the Company is entitled to exempt any of its officers, in advance, from his liability, in whole or in part, for damage due to a breach of the duty of care vis-à-vis the Company.

90.	Notwithstanding that set forth in Article 89 above, the Company is not entitled to exempt a director, in advance, from his liability vis-à-vis the Company due to a breach of the duty of care in a distribution.

91.	Subject to the provisions of any Law, the Company is entitled to engage in a contract to insure the liability of any of its officers, in whole or in part, for any obligation, payment or expenditure that will be imposed upon him, or that he will expend, as a result of an act that he performed by virtue of his position as an officer of the Company, in each of the following cases:

91.1	A breach of the duty of care vis-à-vis the Company or vis-à-vis another person.

91.2	A breach of a fiduciary duty vis-à-vis the Company, provided that the officer acted in good faith and had a reasonable basis for believing that the act would not harm the Company.

91.3	A monetary liability that is imposed upon him in favor of another person.

91.4	Expenses, including reasonable litigation expenses, and including attorneys’ fees, that the officer expended in connection with an Administrative Enforcement Proceeding that was conducted with respect to him.

91.5	Payment to a Party Injured by a Violation as set forth in Section 52BB(A)(1)(a) of the Securities Law.

91.6	Any other event with respect to which it is and/or will be permitted to insure an officer’s liability.

92.	Subject to the provisions of any Law, the Company is entitled to indemnify any of its officers for liability, payment or expenditure as set forth in Articles 92.1 through 92.6 below, which was imposed upon the officer, or which the officer expended, as a result of an act that he performed by virtue of his position as an officer of the Company:

92.1	A monetary liability that was imposed upon him in favor of another person pursuant to a judgment, including a judgment issued in a settlement or an arbitral award confirmed by a court.

92.2	Reasonable litigation expenses, including attorneys’ fees, that an officer expended pursuant to an investigation or a proceeding that was conducted against him by an authority competent to conduct an investigation or proceeding, and that ended without the filing of an indictment against him and without his being subjected to a Monetary Liability as an Alternative to a Criminal Proceeding, or that ended without the filing of an indictment against him, but that subjected him to a Monetary Liability as an Alternative to a Criminal Proceeding, in connection with an offense that does not require proof of mens rea, or in connection with a monetary sanction. In this paragraph: “Ending a Proceeding Without Filing an Indictment in a Matter in Which a Criminal Investigation was Opened” and “Monetary Liability as an Alternative to a Criminal Proceeding” – as these terms are defined in Section 260(a)(1a) of the Companies Law.

92.3	Reasonable litigation expenses, including attorneys’ fees, that the officer expended or was charged by a court, in a proceeding that was filed against him by the Company or on its behalf or by another person, or any criminal proceeding of which he was acquitted, or any criminal proceeding of which he was convicted of an offense that does not require proof of mens rea.

92.4	Expenses, including reasonable litigation expenses, and including attorneys’ fees, that the officer expended in connection with an Administrative Enforcement Proceeding that was conducted with respect to him.

92.5	Payment to a Party Injured by a Violation as set forth in Section 52BB(A)(1)(a) of the Securities Law.

92.6	Any other liability or expenditure that was imposed upon him or that he expended, as a result of an act that he performed by virtue of his position as an officer of the Company, and with respect to which it will be possible, at that time, to indemnify, pursuant to the provisions of any Law, including by way of indemnification in advance.

93.	The Company is entitled, from time to time, and subject to the provisions of any Law:

93.1	To issue an undertaking in advance to indemnify an officer of the Company, in each of the following cases:

(1)	As set forth in Article 92.1 above, and provided that the undertaking for indemnification will be limited to events that, in the opinion of the board of directors, are foreseeable in light of the Company’s actual activity at the time when the undertaking to indemnification was given, and to an amount or to a criterion that the board of directors determined to be reasonable under the circumstances of the matter, and that the undertaking for indemnification will set forth the events that, in the opinion of the board of directors, are foreseeable in light of the Company’s actual activity at the time when the undertaking for indemnification was given, and the amount or the criterion that the board of directors determined to be reasonable under the circumstances of the matter.

The maximum amount of the indemnification that the Company will pay to all of the officers cumulatively, for a single event and cumulatively for all events pursuant to all of the indemnification documents that were or will be issued by the Company, with respect to a monetary liability as set forth in Article 92.1 above, will not exceed an amount equal to 25% of the Company’s equity capital according to its most recent audited or reviewed (as is relevant) consolidated financial statements, as they will be on the date of the occurrence of the indemnifiable event.

(2)	As set forth in Articles 92.2 through 92.6 above.

93.2	To indemnify an officer of the Company after the occurrence of the indemnifiable event.

94.	Subject to the provisions of any Law, the above provisions are not and will not be intended to limit the Company in any way whatsoever with respect to its engagement in an insurance contract, exemption or indemnification:

(1)	In connection with anyone who is not an officer of the Company, including employees, contractors or consultants of the Company who are not officers of the Company, and including officers and employees on behalf of the Company in corporations whose securities the Company holds.

(2)	In connection with officers of the Company – to the extent that the insurance, the exemption or the indemnification is not prohibited under any Law; and

(3)	In connection with its consent to indemnify any officer ex post facto.

95.	The provisions of Articles 89 through 94 (inclusive) above will also apply to an Alternate Director.

Dividends, Funds, and Capitalization of Funds and Profits

96.	The board of directors is entitled, before resolving to distribute a dividend, as set forth in Article 98 below, to allocate any amounts from the profits, as it sees fit, to a general fund or an earmarked fund for the distribution of a dividend, for the distribution of bonus shares, or for any other purpose, as the board of directors will determine at its discretion.

97.	Until the above-referenced funds are used, the board of directors is entitled to invest the amounts allocated as set forth above in any investment whatsoever, as it sees fit, to handle those investments, to modify them or to make other use of them, and it is entitled to distribute the reserve fund for special purposes, and to use any fund or part thereof for the purposes of the Company’s business, without keeping it separately from the Company’s other assets, all at the discretion of the board of directors and at the terms that it will determine.

98.	A resolution by the Company to distribute a dividend and/or to issue bonus shares will be adopted by the Company’s board of directors. The Company’s board of directors will decide on the date for the payment of the dividend.

99.	The board of directors is entitled to decide that the dividend will be paid, in whole or in part, in cash or by a distribution of assets in kind, including in securities or in any other way, at its discretion.

100.	Subject to the provisions of the Companies Law, the board of directors is entitled to resolve to allocate bonus shares, and to transform into share capital part of the Company’s profits, as this term is defined in Section 302(b) of the Companies Law, from a premium on shares or from any other source included in its equity capital, as set forth in its most recent financial statements, in an amount to be determined by the board of directors, which will not be less than the par value of the bonus shares. Bonus shares allocated under this Article will be deemed to be fully paid-up.

101.	The board of directors, in resolving to allocate bonus shares, is entitled to resolve that the Company will transfer to a special fund, which will be earmarked for the distribution of bonus shares in the future, an amount that, when transformed into share capital, will suffice for the allocation to whomever is, at that time and for any reason whatsoever, the holder of a right to acquire shares in the Company (including a right that can only be exercised at a later date), of bonus shares that would have been due to him, had he exercised the right to acquire the shares before the date of record with respect to the right to receive the bonus shares (in this Article: the “Date of Record”). If the holder of the referenced right, after the Date of Record, exercises his right to acquire the shares or part thereof, the Company will allocate bonus shares to him, at the par value that would have been due to him, had he exercised, immediately before the Date of Record, the right to acquire the shares that he actually acquired.

102.	The bonus shares will entitle their holder to the right to participate in the distribution of dividends, starting on the date that will be determined by the board of directors. With regard to the determination of the amount that will be transferred to the above-referenced special fund, any amount that was transferred to that fund with respect to previous distributions of bonus shares will be deemed to have already been capitalized and used in the allocation of shares that entitle the holders of the right to acquire shares to bonus shares.

103.	A dividend or bonus shares will be distributed to the shareholders in proportion to the par value of each share, without taking into account any premium that was paid on any share.

104.	For the purpose of implementing a resolution with respect to the distribution of a dividend with the allocation of bonus shares, the board of directors is entitled to resolve, at its discretion, any difficulty that may arise in this regard, including the handling of fractions of shares, and to make any other arrangement that will be required, in the opinion of the board of directors, in order to enable the allocation, or the distribution, as relevant.

105.	A dividend or other beneficiary rights with respect to shares will not bear interest or linkage differentials of any kind.

106.	The board of directors is entitled to withhold any dividend or bonus shares or other beneficiary rights with respect to a share, the consideration determined for which, in whole or in part, has not been paid to the Company, and to collect any such amount or any consideration that will be received from the sale of all of the bonus shares or other beneficiary rights, on account of the debts or undertakings with respect to that share, whether the referenced share is held by the owing Shareholder alone or jointly with other Shareholders.

107.	The board of directors is entitled to withhold any dividend or bonus shares or other beneficiary rights with respect to a share for which a person is entitled to be registered as its holder in the Register, or which a person is entitled to transfer, pursuant to Articles 18.6 or 18.7 above, as relevant, until that person is registered as the holder of the share or transfers same lawfully, as relevant.

108.	The board of directors is entitled to determine, from time to time, the manner of payment of dividends or allocation of bonus shares or transfer thereof to the parties entitled to them, and to determine provisions, procedures and arrangements in connection therewith, with respect to both the Registered Shareholders and the Unregistered Shareholders. Without derogating from the generality of the foregoing, the board of directors is entitled to determine, as follows:

108.1	Subject to that set forth in sub-Article 108.2 below, a dividend or monies that will be distributed to Registered Shareholders will be paid to a Registered Shareholder by sending a check by mail to his address, as that address is registered in the Register of Shareholders. Any sending of a check as stated will be at the Registered Shareholder’s risk. Without derogating from the foregoing, the board of directors is entitled to determine that a dividend in an amount less than a specific amount to be determined by the board of directors will not be sent by check, as stated above, and the provisions of sub-Article 108.2 below will apply to it.

108.2	The board of directors is entitled to determine that the payment of a dividend or monies that will be distributed to Registered Shareholders will take place at the office or in any other place to be determined by the board of directors.

108.3	A dividend distributed to Unregistered Shareholders will be transferred to those Shareholders by means of the registering company or in any other way to be determined by the board of directors.

109.	The board of directors is entitled to offset any debt owed by a Shareholder to the Company from the amount of the dividend to which that Shareholder is entitled, whether or not the date set for the payment of that debt has arrived.

110.	The board of directors is entitled to invest any amount of dividend that was not claimed for one year after it was declared, or to use it in another manner for the good of the Company, until it is claimed. The Company will not be obligated to pay interest or linkage differentials for an unclaimed dividend.

111.	A dividend or bonus shares will be distributed to the person who will be registered in the Company’s Register of Shareholders on the date of the resolution with respect to the distribution, or on another date to be determined in that resolution.

Receipt of Credit and Issuance of Guarantees

112.	Without derogating from any power conferred upon the board of directors, the board of directors is entitled, from time to time, at its discretion, to resolve with respect to the following:

112.1	The receipt of credit by the Company, in any amount, and the securing of its discharge, in whatever way it deems fit.

112.2	The credit framework that the Company is entitled to take up and the acts that result therefrom.

112.3	The issuance of guarantees, security and collateral of any kind whatsoever.

112.4	The issuance of a series of bonds, including capital notes or letters of undertaking, and including bonds, capital notes or letters of undertaking that are convertible or exercisable into shares, and to determine their terms, and to encumber the Company’s property, in whole or in part, whether in the present or in the future, whether by means of a floating charge or by means of a fixed charge. Bonds, capital notes, letters of undertaking or other security, as stated above, can be issued either at a discount, at a premium or in any other manner, either with deferred rights, special rights and/or privileges and/or other rights, all as the board of directors deems fit, at its discretion.

113.	That stated in Article 112 above does not negate the authority of the Chief Executive Officer, or of anyone whom he has empowered for that purpose, to decide on the receipt of credit by the Company and the issuance of undertakings and security by it, within the limits of the credit framework determined by the board of directors.

The Company’s Documents

114.	The Shareholders will have the right to review the Company’s documents pursuant to the provisions of the Companies Law, provided that the conditions set forth for that purpose are fulfilled.

115.	Subject to the provisions of any Law, any book, ledger or register that the Company is required to keep, under Law or pursuant to these Articles of Association, can be kept by technical, mechanical or other means.

Financial Statements

116.	Subject to the provisions of any Law, the Company’s financial statements will be approved by the board of directors and will be signed as required by Law.

Merger, Liquidation and Reorganization of the Company

117.	Merger

A merger will require approval as set forth in the Companies Law and/or in any other Law.

118.	Liquidation

118.1	If the Company is liquidated, whether voluntarily or otherwise, the liquidator is entitled, with the approval of the General Meeting, to distribute the Company’s assets or any part thereof, in kind, among the Shareholders, and to hand over any such asset to a trustee in favor of the Shareholders, as the liquidator deems fit.

118.2	Subject to special rights of shares, if shares with special rights were issued, the shares in the Company will have equal rights among them, relative to the amounts of capital that were paid, or credited as paid, on the par value of the shares, in all matters related to the return of capital and to participation in the distribution of the Company’s surplus assets upon liquidation.

119.	Reorganization of the Company

119.1	Subject to the provisions of any Law, in case of the sale of the Company’s assets, the board of directors or the liquidators (in case of liquidation), if they were empowered for that purpose in a resolution to be adopted by the General Meeting of the Company by a Simple Majority, may receive fully or partially paid-up shares, bonds or securities of another company, Israeli or foreign, whether incorporated or about to be incorporated, for the purpose of purchasing the Company’s assets, or part thereof, and the directors (if the Company’s profits allow this) or the liquidators (in case of liquidation) are entitled to distribute the above-referenced shares or securities, or any other property of the Company, among the Shareholders, without exercising them, or are entitled to deposit them with trustees for the Shareholders.

119.2	The General Meeting can resolve, in a resolution to be adopted by it by a Simple Majority, on the appraisal of the above-referenced securities or property, at the price and in the manner about which the General Meeting will resolve, and all of the Shareholders will be required to accept any appraisal or distribution that was authorized as stated above and to waive their rights in this regard, with the exception – in cases where the Company is about to be liquidated or is in the process of liquidation – of those legal rights (if any) that, pursuant to the provisions of applicable Law, cannot be modified or with respect to which no reservations can be expressed.

Notices

120.	Subject to the provisions of applicable law, the giving of notices or the delivery of documents to the Shareholders and to the registering company, as provided by Law or under these Articles of Association, will be performed in one of the ways mentioned below in this chapter.

121.	Without derogating from the foregoing, the Company is entitled to deliver a notice or a document to a Shareholder by delivering it by hand or by fax or by postal mail or by email. Postal mail will be sent according to the Shareholder’s address that is registered in the Company’s Register of Shareholders, or, if there is no such registered address, according to the address that was given by him to the Company for the purpose of sending notices to him. A notice that is sent by fax transmission will be sent to the Shareholder according to the fax number that was given by him to the Company. A notice that is sent by email will be sent to the Shareholder according to the email address that was given by him to the Company.

122.	A notice or document that was delivered by hand to a Shareholder will be deemed to have been delivered on the date and at the time of its delivery to him. A notice or a document that was sent by postal mail will be deemed to have been properly delivered if it was handed in for dispatch at a post office, bore the correct address and was stamped as required by Law. The delivery will be deemed to have been performed at the time when the letter would have been delivered in the ordinary way by postal mail, and not more than two days after the date on which the letter containing the notice as stated was handed in at the post office. A notice that was sent by fax or by email will be deemed to have been delivered 24 hours after it was transmitted.

123.	The foregoing will not impose upon the Company any obligation to deliver a notice to a Shareholder who has not provided an address for the delivery of notices.

124.	Without derogating from the foregoing, the Company is entitled to deliver a notice to the Shareholders by publishing the notice once, in two daily newspapers that are published in Israel, in the Hebrew language, both in addition to and instead of delivering the notice as set forth in Section 122 above. The date of publication in the newspaper will be deemed to be the date on which the notice was received by the Shareholders.

125.	The Company is entitled to give notice with respect to the delivery of a document at its registered offices or in any other place to be determined by the board of directors or in any other manner, including via the Internet.

126.	The Company is entitled to deliver a notice or a document to joint holders of a share by sending it to the Shareholder whose name is mentioned first in the Register of Shareholders with respect to that share.

127.	The delivery of a notice or a document to one of the family members living with the person to whom it is addressed will be deemed to constitute delivery thereof to that person.

128.	Any person who has come to hold a lawful right in any share, by way of transfer or in another manner, will be bound by any notice with respect to that share which was lawfully delivered to the person from whom his right to that share was drawn, before his details were registered in the Register.

129.	Any document or notice that was given to a Shareholder in the Company pursuant to the provisions of these Articles of Association will be deemed duly delivered, notwithstanding the death, bankruptcy or liquidation of that Shareholder or the lawful assignment of the right to the shares (whether or not the Company knew of it), as long as no other person has been registered as the Shareholder in his stead, and sending or delivery as stated will be deemed, for all intents and purposes, as sufficient with respect to the person who is interested in and/or entitled to those shares by way of a lawful assignment of the right, whether jointly with that Shareholder or on his behalf or in his stead.

130.	Subject to the provisions of any Law, a Shareholder, a director or any other person who is entitled to receive a notice under these Articles of Association or by Law, is entitled to waive the receipt thereof, whether in advance or retroactively, whether in a specific case or in general, and, once he has done so, this will be deemed as if the notice had been lawfully delivered, and any proceeding or act with respect to which the notice should have been given will be deemed valid and binding.

131.	Confirmation in writing, signed by a director or by an officer of the Company, with respect to the sending of a document or the giving of notice in any of the ways set forth in these Articles of Association, will be deemed to constitute conclusive proof with respect to any item included in such a confirmation.

132.	Whenever it is necessary to give notice a number of days in advance, or notice that will apply throughout a specific period of time, the date of delivery will be counted among those days or within that period, unless otherwise determined. If notice was given by more than one of the ways set forth above, it will be deemed to have been received on the earliest date on which it is deemed to be delivered, as stated above.

133.	Forum for Adjudication of Disputes

133.1	Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America, shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the U.S. Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by the Company, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. The foregoing provisions of this Article 133 shall not apply to causes of action arising under the U.S. Securities Exchange Act of 1934, as amended.

133.2	Unless the Company consents in writing to the selection of an alternative forum, the competent courts in Tel Aviv, Israel shall be the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, or (iii) any action asserting a claim arising pursuant to any provision of the Companies Law or the Securities Law.

133.3	Any person or entity purchasing or otherwise acquiring or holding any interest in shares of the Company shall be deemed to have notice of and consented to the provisions of this Article 133.

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